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                                                                    EXHIBIT 99.1

                           [US DIAGNOSTIC INC. LOGO]

                                                           INVESTOR CONTACT:
                                                           Investor Relations
                                                           (561) 832-0006
                                                           website: www.usdl.com

                              FOR IMMEDIATE RELEASE

          US DIAGNOSTIC INC. AND INTERNATIONAL RADIOLOGY GROUP ANNOUNCE
               THE SIGNING OF A LETTER OF UNDERSTANDING TO MERGE


         WEST PALM BEACH, FLORIDA, JANUARY 16, 2001 - US Diagnostic Inc. ("USD"; OTC Bulletin Board: USDL) and International Radiology Group, LLC. ("IRG") today announced that the companies have entered into a letter of understanding (the "Letter") related to a proposed merger. The Letter contemplates that USD would acquire 100% of the fully-diluted membership units of IRG for total consideration consisting of 49% of the issued shares of the combined entity, $5 million in cash, $5 million in a 5-year subordinated unsecured debenture and performance based warrants. Upon consummation of the merger, representatives of IRG will assume a majority of the board seats of the combined entity.

         Consummation of the transaction will be subject to several conditions, including, satisfactory completion of USD's and IRG's due diligence related to operational and other issues, the execution of definitive documentation, regulatory approvals, necessary consents, which may include holders of the Company's debt, and approval of the transaction by USD's stockholders and IRG's members. The transaction is expected to close in the second quarter of 2001.

         Leon Maraist, President of US Diagnostic, stated "The proposed merger with IRG is the result of the continuing success USD has experienced in executing the Plan of Restructuring approved by the shareholders in July of 2000. We believe that with our debt substantially reduced, we should reinvest proceeds from asset sales into a business that provides current earnings and high growth potential. IRG offers such an opportunity while operating in USD's core industry, the radiology service market. We look forward to working with IRG's executive team. In addition, we plan to remain focused on continuing to improve the Company's financial position through the orderly disposition of the Company's remaining imaging centers."

         David McIntosh, a Director of USD who has led the Company's search for re-investment opportunities, stated "We have reviewed potential investment opportunities since the approval of the Plan of Restructuring and believe that a transaction with IRG presents for our shareholders the best opportunity we have examined."

         Joseph McDonough, President of International Radiology Group, stated "the strong financial position that USD is creating through the sale of its centers, its continued presence in the radiology services market and publicly-traded common stock offer IRG the resources it needs to better serve its existing clients, secure new managed care contracts and obtain added market potential through acquisitions."

         River Capital Partners, LLC acted as financial advisor to USD while the Hunt Capital Group, LLC (an IRG member) acted as financial advisor to IRG.

         US Diagnostic Inc. is an independent provider of radiology services with locations in 12 states and owns, operates or manages 47 fixed site diagnostic imaging facilities.

         International Radiology Group, LLC, and its subsidiary American Imaging Management, is a leading provider of radiology benefit management on behalf of large managed care organizations. With approximately 3 million covered lives, AIM is one of the largest companies serving this market. IRG also operates a radiology image reading center in Dallas, Texas.


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         STATEMENTS CONTAINED IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL
FACTS ARE FORWARD LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO ECONOMIC, COMPETITIVE AND OTHER FACTORS AFFECTING THE COMPANY'S OPERATIONS, MARKETS AND EXPANSION STRATEGIES, THE ABILITY OF THE COMPANY TO REACH A DEFINITIVE AGREEMENT WITH IRG, OBTAIN ALL NECESSARY CONSENTS AND APPROVALS AND TO CONSUMMATE THE TRANSACTION WITH IRG, ADEQUATE COLLECTION OF ACCOUNTS RECEIVABLE, AVAILABLE FINANCING, GOVERNMENT REGULATIONS INVOLVING THE COMPANY, FACTS AND EVENTS NOT KNOWN AT THE TIME OF THIS PRESS RELEASE, AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. MANY OF THESE FACTORS ARE BEYOND THE COMPANY'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE RESULTS ANTICIPATED IN THE FORWARD-LOOKING INFORMATION IN THIS PRESS RELEASE WILL, IN FACT, OCCUR.

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